Exhibit 10.1

AMENDMENT NO. 1

TO

STAND-ALONE RESTRICTED STOCK AWARD AGREEMENT

This AMENDMENT NO. 1 TO STAND-ALONE RESTRICTED STOCK AWARD AGREEMENT (the “Amendment”) is made and entered into this 12th day of November, 2010, by and between ExpressJet Holdings, Inc., a Delaware corporation (the “Company”), and Thomas M. Hanley (“Hanley”).

WHEREAS, the Company and Hanley entered into that certain Stand-Alone Restricted Stock Award Agreement dated as of May 7, 2010 (the “Agreement”); and

WHEREAS, the Company, SkyWest, Inc., a Utah corporation (“SkyWest”), and Express Delaware Merger Co., a Delaware corporation and indirectly wholly owned subsidiary of SkyWest (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of August 3, 2010 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”); and

WHEREAS, the Merger Agreement contemplates an amendment to the Agreement to provide that immediately prior to the effective time of the Merger, 40% of the shares of restricted common stock granted to Hanley pursuant to the Agreement shall be accelerated and vest in full.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the delivery, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Agreement. Section 1(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In connection with the Agreement and Plan of Merger, dated as of August 3, 2010 (the “Merger Agreement”), among SkyWest, Inc., a Utah corporation, Express Delaware Merger Co., a Delaware corporation and indirect wholly owned subsidiary of SkyWest, Inc. and the Company, 40% of the Covered Shares shall vest immediately prior to the effective time of the merger contemplated by the Merger Agreement.”

2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be deemed one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by and on behalf of each of the parties hereto as of the date first above written.

EXPRESSJET HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Phung Ngo-Burns
Name: Phung Ngo-Burns
Title: Vice President & Chief Financial Officer

THOMAS M. HANLEY

/s/ Thomas M. Hanley